                                RESTATED BYLAWS

                                       OF

                        UNITED INSURANCE COMPANIES, INC.

                (Incorporated under the General Corporation Law

                           of the State of Delaware)

                               TABLE OF CONTENTS

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PREAMBLE          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

ARTICLE I OFFICES

1.01            Registered Office and Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
1.02            Other offices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1

ARTICLE II STOCKHOLDERS

2.01            Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
2.02            Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1
2.03            Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
2.04            Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
2.05            Voting List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
2.06            Voting of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
2.07            Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
2.08            Majority Vote; Withdrawal of Quorum . . . . . . . . . . . . . . . . . . . . . . . . .           3
2.09            Method of Voting; Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
2.10            Closing of Transfer Books; Record Date  . . . . . . . . . . . . . . . . . . . . . . .           4
2.11            Presiding Officials at Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .           4

ARTICLE III DIRECTORS

3.01            Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
3.02            Qualification; Election; Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
3.03            Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
3.04            Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
3.05            Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
3.06            First Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5
3.07            Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
3.08            Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
3.09            Quorum; Majority Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
3.10            Procedure; Minutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
3.11            Presumption of Assent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
3.12            Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
3.13            Interested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7

ARTICLE IV COMMITTEES

4.01            Designation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
4.02            Number; Qualification; Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
4.03            Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
4.04            Committee Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
4.05            Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
4.06            Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
4.07            Quorum; Majority Vote . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
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ARTICLE IV COMMITTEES (CONTINUED)

4.08            Minutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
4.09            Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
4.10            Responsibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9

ARTICLE V GENERAL PROVISIONS RELATING TO MEETINGS

5.01            Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
5.02            Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
5.03            Telephone and Similar Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
5.04            Action Without Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          10

ARTICLE VI OFFICES AND OTHER AGENTS

6.01            Number; Titles; Election; Term  . . . . . . . . . . . . . . . . . . . . . . . . . . .          10
6.02            Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
6.03            Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
6.04            Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
6.05            Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
6.06            Employment and Other Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . .          11
6.07            Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
6.08            President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
6.09            Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
6.10            Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          12
6.11            Assistant Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
6.12            Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13
6.13            Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          13

ARTICLE VII CERTIFICATES AND STOCKHOLDERS

7.01            Certificates for Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14
7.02            Lost, Stolen, or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . .          14
7.03            Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
7.04            Registered Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15

ARTICLE XIII MISCELLANEOUS PROVISIONS

8.01            Dividends and Reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          15
8.02            Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
8.03            Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
8.04            Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
8.05            Securities of Other Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . .          16
8.06            Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
8.07            Invalid Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16
8.08            Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
8.09            Table of Contents; Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
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                                      ii

                                RESTATED BYLAWS

                                       OF

                        UNITED INSURANCE COMPANIES, INC.

             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                                    PREAMBLE

         These Bylaws are subject to, and governed by, the General Corporation Law of Delaware (the "Act") and the Certificate of Incorporation (the "Certificate") of United Insurance Companies, Inc. (the "Company"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Act or the provisions of the Certificate, such provisions of the Act or the Certificate, as the case may be, will be controlling.

                                   ARTICLE I

                                    OFFICES

         1.01 Registered Office and Agent. The registered office and registered agent of the Company shall be as from time to time set forth in the Certificate or as authorized from time to time by the Board of Directors of the Company and set forth in a statement filed with the Secretary of State of Delaware.

         1.02 Other Offices. The Company may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may, from time to time, determine or as the business of the Company may require.

                                   ARTICLE II

                                  STOCKHOLDERS

         2.01 Annual Meetings. An annual meeting of stockholders of the Company shall be held during each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

         2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman of the Board, the President, the Board of Directors or the


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 1
holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of the meeting.

         2.03 Place of Meetings. The annual meeting of stockholders may be held at any place within or without the State of Delaware as may be designated by the Board of Directors. Special meetings of stockholders may be held at any place within or without the State of Delaware as may be designated by the person or persons calling such special meeting as provided in Section 2.02. If no place for a meeting is designated, it shall be held at the principal place of business.

         2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the person calling the meeting, to each stockholder of recorded entitled to vote at the meeting.

         2.05 Voting List. At least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. For a period of ten (10) days prior to such meeting, such list shall be kept on file at the registered office of the Company and shall be subject to inspection by any stockholder at any time during usual business hours. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.06 Voting of Shares. Treasury shares, shares of the Company's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Company, and shares of the Company's own stock held by another corporation in a fiduciary capacity for the benefit of the Company or such majority-owned corporation, shall not be shares entitled to be voted at any meeting of stockholders or to be counted in determining the total number of outstanding shares. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate and are in the possession of the estate being served by him. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 2
under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. Shares standing in the name of another domestic or foreign corporation of any kind may be voted by such officer, agent or proxy as the bylaws of such corporation may provide or, in the absence of such provision, as the board of directors of such corporation may determine. A stockholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares.

         2.07 Quorum. The holders of a majority of the shares of the Company's capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute quorum at all meetings of the Company's stockholders for the transaction of business, except as otherwise provided by law, the Certificate or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the Company's stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any reconvening of an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.08 Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting of the Company's stockholders, the vote of the holders of a majority of the Company's outstanding shares entitled to be voted thereat, present in person or represented by proxy at such meeting, shall decide any question brought before such meeting, unless the question is one upon which, by express mandatory provision shall govern and control the decision of such question. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of the holders of sufficient voting shares to leave less than a quorum.

         2.09 Method of Voting; Proxies. On each matter submitted to a vote at a meeting of stockholders, every stockholder of record shall be entitled at every meeting of stockholders to one (1) vote for every outstanding share of the Company's capital stock standing in his name on the original stock transfer books of the Company, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate. Such


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 3
transfer books shall be prima facie evidence as to the identity of stockholders entitled to vote. At a meeting of the stockholders, every stockholder having the right to vote may vote either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless such instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary before or at the time of the meeting to which it relates.

         2.10 Closing of Transfer Books; Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Company shall be closed for a stated period but not to exceed in any event sixty (60) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or entitled to receive payment of dividends, the day next preceding the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

         2.11 Presiding Officials at Meetings. Unless some other person or persons are elected by vote of a majority of the shares then entitled to vote at a meeting of stockholders, the Chairman of the Board (or, in the absence of the Chairman of the Board, the President) shall preside at and the Secretary shall prepare minutes of each meeting of stockholders.


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 4

                                  ARTICLE III

                                   DIRECTORS

         3.01 Management. The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the Certificate or these Bylaws directed or required to be exercised or done by the stockholders.

         3.02 Qualification; Election; Term. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation, death, or removal. No director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.

         3.03 Number. The initial Board of Directors shall consist of the five (5) directors named in the Certificate. Thereafter, a change in the number of directors which shall constitute the entire Board of Directors may be made by resolution of the Board of Directors or in such other manner permitted or required by law or the Certificate, but such number of Directors shall never be less than one (1) director. Any directorship to be filled by reason of any increase in the number of directors serving shall be filled by either the affirmative vote of a majority of the directors of the Board of Directors, or by election at an annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose as provided in these Bylaws and as may be required by law or the Certificate. No decrease in the number of the directors serving shall have the effect of shortening the term of any incumbent director.

         3.04 Removal. At any meeting of stockholders called expressly for the purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of shares then entitled to vote for the election of such director or directors; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

         3.05 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         3.06 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 5
organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and notice of such meeting shall not be necessary.

         3.07 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places as may be designated from time to time by resolution of the Board of Directors and communicated to all directors.

         3.08 Special Meetings. A special meeting of the Board of Directors shall be held whenever called by any two (2) or more directors at such time and place as such directors shall designate in the notice of such special meeting. The directors calling any special meeting shall cause notice of such special meeting to be given to each director at least twenty-four (24) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

         3.09 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors, fixed in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the vote of a different number is otherwise required by law, the Certificate or these Bylaws. The directors present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of directors to leave less than a quorum.

         3.10 Procedure; Minutes. At all meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Board of Directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the Secretary of the Company for placement in the minute book of the Company.

         3.11 Presumption of Assent. A director of the Company who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 6
or registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.12    Compensation.    Directors, in their capacity as directors,
may receive,, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attending meetings of the Board of Directors or a stated salary. No director shall be precluded from serving the Company in any other capacity or receiving compensation therefor.

         3.13    Interested Directors.     Any contract or other transaction
between the Company and any of its directors (or any corporation or firm in which any of its directors is directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director at the meeting authorizing such contract or transaction, or his participation in such meeting. The foregoing shall, however, apply only if the interest of such director is known or disclosed to the Board of Directors and it shall nevertheless authorize or ratify such contract or transaction by vote of a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or transaction which would be valid in the absence of this Section 3.13.

                                   ARTICLE IV

                                   COMMITTEES

         4.01    Designation.   The Board of Directors may, by resolution
adopted by a majority of the entire Board of Directors at any time serving, designate executive and other committees.

         4.02 Number; Qualification; Term. Each committee shall consist of two or more directors appointed by resolution adopted by a majority of the entire Board of Directors at any time serving. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such so long as he remains and continues to be elected a director of the Company, or until his earlier resignation, unless sooner removed as a committee member or as a director.

         4.03    Authority.   The executive committee, unless expressly
restricted in the resolution adopted by a majority of the entire Board of Directors establishing the executive committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 7

Company. Each other committee, to the extent expressly provided for in the resolution adopted by a majority of the entire Board of Directors establishing such committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company. However, no committee shall have the authority of the Board of Directors in reference to (a) amending the Certificate, (b) approving a plan of merger or consolidation, (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business, (d) recommending to the stockholders a voluntary dissolution of the Company or a revocation thereof,
(e) amending, altering or repealing these Bylaws or adopting new bylaws, (f) filling vacancies in or removing members of the Board of Directors or of any committee, (g) electing or removing officers or committee members, (h) fixing the compensation of any committee member, or (i) altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be amendable or repealable. In the resolution adopted by a majority of the entire Board of Directors establishing an executive or other committee, the Board of Directors may expressly authorize such committee to declare dividends or to authorize the issuance of shares of the Company's capital stock.

         4.04 Committee Changes. The Board of Directors shall have the power at any time to remove committee members and to fill vacancies in, to change the membership of, and to discharge any committee. The removal of a committee member shall be without prejudice to the contract rights, if any, of the person so removed.

         4.05 Regular Meetings. Regular meetings of any committee may be held without notice at such times and places as may be designated from time to time by resolution of the committee and communicated to all committee members.

         4.06 Special Meetings. A special meeting of any committee may be held whenever called by any committee member at such time and place as such committee member shall designate in the notice of such special meeting. The committee member calling any special meeting shall cause notice of such special meeting to be given to each committee member at least twelve (12) hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

         4.07 Quorum; Majority Vote. At all meetings of any committee, a majority of the number of committee members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the committee members present may adjourn the meeting from time to time, without notice other than


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 8
an announcement at the meeting, until a quorum is present. The vote of a majority of the committee members present at any meeting at which a quorum is in attendance shall be the act of the committee, unless the vote of a different number is otherwise required by law, the Certificate of these Bylaws. The committee members present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of a sufficient number of committee members to leave less than a quorum.

         4.08 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Company for placement in the minute book of the Company.

         4.09 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

         4.10 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law. The Board of Directors may modify, alter, revise and/or approve any actions taken by any committee; provided, however, that no rights or acts of third parties shall be affected by any such modification, alteration or revision.

                                   ARTICLE V

                    GENERAL PROVISIONS RELATING TO MEETINGS

         5.01 Notice. Whenever by law, the Certificate, or these Bylaws notice is required to be given to any stockholder, director or committee member and no provision is made as to how such notice shall be given, it shall be construed to mean that notice may be given either (a) in person, (b) in writing, by mail, (c) except in the case of a stockholder, by telegram, telex, cable, telecopy, or similar means, or (d) by any other method permitted by law. Any notice required or permitted to be given hereunder (other than personal notice) shall be addressed to such stockholder, director, or committee member at his address as it appears on the books of the Company or, in the case of a stockholder, on the stock transfer records of the Company or at such other place as such stockholder, director, or committee member is known to be at the time notice is mailed or transmitted. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                                PAGE 9
prepaid. Any notice required or permitted to be given by telegram, telex, cable, telecopier, or similar means shall be deemed to be delivered and given at the time transmitted.

         5.02 Waiver of Notice. Whenever by law, the Certificate, or these Bylaws any notice is required to be given to any stockholder, director, or committee member of the Company, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time such notice should have been given, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver OF notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         5.03 Telephone and Similar Meetings. Stockholders, directors or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         5.04    Action Without Meeting.   Any action which may be taken, or is
required by law, the Certificate or these Bylaws to be taken, at a meeting of stockholders, directors or committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders, directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such stockholders, directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Delaware or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each stockholder, director, or committee member signs one of the counterparts. The signed consent shall be placed in the minute book of the Company.

                                   ARTICLE VI

                           OFFICERS AND OTHER AGENTS

         6.01 Number; Titles; Election; Term. The Company shall have a Chairman of the Board, a President, one or more Vice Presidents (and, in the case of each Vice President, with such




BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 10
descriptive title, if any, as the Board of Directors shall determine), a Secretary, a Treasurer, and such other officers and agents as the Board of Directors may deem desirable. The Board of Directors shall elect a Chairman of the Board, a President, Vice President, Treasurer, and Secretary at its first meeting at which a quorum shall be present after the annual meeting of stockholders or whenever a vacancy exists. The Board of Directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office at the discretion of the Board of Directors. Any two or more offices may be held by the same person. No officer or agent need be a stockholder, a director, a resident of the State of Delaware, or a citizen of the United States.

         6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         6.03 Vacancies. Any vacancy occurring in any office of the Company (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

         6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the Company as are provided in these Bylaws or as may be determined by resolution of the Board of Directors, or an executive committee thereof, not inconsistent with these Bylaws.

         6.05 Compensation. The compensation, if any, of officers and agents shall be fixed, increased, or decreased from time to time by the Chairman of the Board, the President or Vice President; provided, however, that the Board of Directors, or any executive committee thereof, may by resolution withdraw the authority of the Chairman of the Board, the President and/or the Vice President to fix, increase, or decrease officers' or agents' compensation and retain such authority for itself or delegate such authority to any other officer or officers of the Company.

         6.06    Employment and Other Contracts.   The Board of Directors may
authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Company, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interests of the Company will best be served thereby, authorize executive employment contracts which will have terms no longer than ten (10) years (both which may be renewed or extended) and contain such other terms and conditions as the Board of Directors may deem appropriate. Nothing herein shall

BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 11
limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

         6.07 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company and, subject to the supervision of the Board of Directors and any executive committee thereof, shall have charge of the general management of the business and property of the Company in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees or agents of the Company, to fix the compensation of officers (unless such power has been withdrawn by resolution of the Board of Directors or any executive committee thereof), to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Company pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer. The Chairman of the Board shall see that all orders and resolutions of the Board of Directors and any executive committee thereof are carried into effect and shall perform such other duties and have such other authority and powers as the Board of Directors, or any executive committee thereof, may from time to time prescribe.

         6.08 President. The President shall have such powers and duties as may be prescribed from time to time by the Board of Directors or any executive committee thereof, or as may be delegated from time to time by the Chairman of the Board and shall exercise the powers of the Chairman of the Board during such officer's absence or inability to act.

         6.09 Vice President. Each Vice President shall have such powers and duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the Chairman of the Board or President and (in the order as designated by the Board of Directors, or any executive committee thereof, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the powers of the President during such officer's absence or inability to act.

         6.10 Treasurer. The Treasurer shall have custody of the Company's funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Company in such depository or depositories as may be designated by the Board of Directors or any executive committee thereof. Additionally, the Treasurer shall have the power to endorse for deposit, collection or otherwise, all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Company and

BYLAWS OF UNITED INSURANCE COMPANIES, INC.                              PAGE 12
to give proper receipts and discharges for all payments to the Company. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the Chairman of the Board, the President or any Vice President.

         6.11 Assistant Treasurer. Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the Treasurer, the Chairman of the Board, the President, or any Vice President. The Assistant Treasurers (in the order as designated by the Board of Directors, or any executive committee thereof, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during such officer's absence or inability to act.

         6.12 Secretary. The Secretary shall maintain minutes of all meetings of the Board of Directors, of any committee, and of the stockholders or consents in lieu of such minutes in the Company's minute book, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. With respect to any contract, deed, deed of trust, mortgage, or other instrument executed by the Company through its duly authorized officer or officers, the attestation to such execution by the Secretary shall not be necessary to constitute such contract, deed of trust, mortgage, or other instrument a valid and binding obligation against the Company unless the resolution, if any, of the Board of Directors authorizing such execution expressly states that such attestation is necessary. The Secretary shall have charge of the certificate books, stock transfer books, and stock papers as the Board of Directors, or any executive committee thereof, may direct, all of which shall at all reasonable times be open to inspection by any director. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors, or any executive committee thereof, or as may be delegated from time to time by the Chairman of the Board, the President or any Vice President.

         6.13 Assistant Secretaries. Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the Secretary, the Chairman of the Board, the President or any Vice President. The Assistant Secretaries (in the order designated by the Board of Directors, or an executive committee thereof, or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during such officer's absence or inability to act.


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 13

                                  ARTICLE VII

                         CERTIFICATES AND STOCKHOLDERS

         7.01 Certificates for Shares. The certificates for shares of stock of the Company shall be in such form as shall be approved by the Board of Directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Company or in the records of the Company's designated transfer agent, if any, and shall state the stockholder's name, the number of shares, and such other matters as may be required by law. The certificates shall be signed by the Chairman of the Board, the President or any Vice President and also by the Secretary, an Assistant Secretary, or any other officer, and may be sealed with the seal of the Company or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, which is other than the Company itself or an employee of the Company, the signatures of the foregoing officers may be a facsimile.

         7.02 Lost, Stolen, or Destroyed Certificates. The Company shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate, or his legal representative:

         (a) Claim. Makes proof by affidavit, in form and substance satisfactory to the Board of Directors, that a previously issued certificate for shares has been lost, destroyed, or stolen;

         (b) Timely Request. Requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

         (c) Bond. If requested by the Board of Directors, or any executive committee thereof, delivers to the Company a bond, in form and substance satisfactory to the Board of Directors, or any executive committee thereof, with such surety or sureties and with fixed or open penalty, as the Board of Directors, or any executive committee thereof, may direct, in its discretion, to indemnify the Company (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate;

         (d) Advertisement. If requested by the Board of Directors, or any executive committee thereof, advertises the loss, theft or destruction of such certificate in such manner


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 14
                 as the Board of Directors or any executive committee thereof, may specify; and

         (e) Other Requirements. Satisfies any other reasonable requirements imposed by the Board of Directors

When a certificate has been lost, destroyed, or stolen, and the stockholder of record fails to notify the Company within a reasonable time after he has notice of it, and the Company registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Company or any transfer agent or registrar for the transfer or for a new certificate.

         7.03 Transfer of Shares. Shares of stock of the Company shall be transferable only on the books of the Company by the stockholders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Company or its transfer agent shall issue a new certificate, and record the transaction upon its books.

         7.04 Registered Stockholders. The Company shall be entitled to treat the stockholder of record as the stockholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.01 Dividends and Reserves. Subject to provisions of law and the Certificate, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Company. Such declaration and payment shall be at the discretion of the Board of Directors. There may be created by resolution of the Board of Directors out of the earned surplus of the Company such reserve or reserves as the Board of Directors from time to time thinks proper to provide for contingencies, equalize dividends or repair or maintain any property of the Company, or for such other purpose as the Board of Directors thinks beneficial to the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 15

         8.02 Fiscal Year. The fiscal year of the Company shall be fixed by the Board of Directors; provided, however, that if such fiscal year is not fixed by the Board of Directors it shall be the calendar year.

         8.03 Seal. The seal, if any, of the Company shall be in such form as may be approved from time to time by the Board of Directors, or any executive committee thereof. If the Board of Directors, or any executive committee thereof, approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Company.

         8.04 Resignation. A director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Company. The effective time of such resignation shall be any time specified in the statement made at the Board of Directors' meeting or in the written notice given to the Company, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the
resignation shall be effective immediately.   Unless a resignation specified
otherwise, it is effective without being accepted.

         8.05 Securities of Other Corporations. The Chairman of the Board, the President or any Vice President of the Company or any other person authorized by resolution of the Board of Directors, or an executive committee thereof, shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Company and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         8.06 Amendment. The power to alter, amend, or repeal these Bylaws or adopt new bylaws is vested in the Board of Directors, subject to repeal or change by action of the stockholders.

         8.07 Invalid Provisions. If any provision of these Bylaws is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; these Bylaws shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of these Bylaws a provision as similar in terms to such illegal, invalid,


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 16
or unenforceable provision as may be possible and be legal, valid, and enforceable.

         8.08 Indemnification. (a) The Company shall indemnify, to the extent provided in paragraphs (b), (c) or (d) of this Section 8.08: (1) any person who is or was a director or officer of the Company; (2) any person who served at the Company's request as a director or officer of another corporation.

         (b) In case of a suit by or in the right of the Company against a person named in paragraph (a) of this Section 8.08 by reason of his holding a position specified in such paragraph (a), the Company shall indemnify him for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit, if: (1) he is successful on the merits or otherwise; or
(2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; he shall not, however, be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Company unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all circumstances he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         (c) In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Company, together hereinafter referred to as a "nonderivative suit", against a person named in paragraph (a) of this Section 8.08 by reason of his holding a position specified in such paragraph (a), the Company shall indemnify him in connection with the defense or settlement of the nonderivative suit as expenses (including attorneys' fees), amounts paid as penalties or fines if (1) he is successful on the merits or otherwise; or (2) he acted in good faith in the transaction which is the subject of the nonderivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself create a presumption that the person failed to satisfy the standard of paragraph
(c)(2) of this Section 8.08.

         (d) A determination that the standard of paragraph (b) or (c) of this Section 8.08 has been satisfied may be made by a court, or by: (1) a majority of the directors of the Company (whether or not a quorum) who were not parties to the action, suit or proceeding;


BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 17

 (2) independent legal counsel in a written opinion; or (3) the stockholders of the Company.

         (e)     Anyone making a determination under paragraph (d) of this
Section 8.08 may determine that a person has met the standard as to some matters but not as to others and may reasonably prorate amounts to be indemnified.

         (f) The Company may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs
(a)-(e) of this Section 8.08 if: (1) The Board of Directors authorizes the specific payment; and (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Company under paragraphs (a)-(e) of this Section 8.08.

         (g)     The indemnification provided by paragraphs (a)-(e) of this
Section 8.08 shall not be exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or directors, or otherwise.

         (h)     The indemnification and advance payment provided by paragraphs
(a)-(f) of this Section 8.08 shall continue as to a person who has ceased to hold a position named in paragraph (a) of this Section 8.08 and shall inure to his heirs, executors and administrators.

         (i) The Company may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph (a) against any liability incurred by him or in any such position, or arising out of his status as such, whether or not the Company would have power to indemnify him against such liability under paragraphs (a)-(f) of this Section 8.08.

         (j) Indemnification payments, advance payments and insurance payments under paragraphs (a)-(i) of this Section 8.08 shall be reported in writing to the stockholders of the Company with the next notice of annual meeting, or within six months, whichever is sooner.

         8.09 Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed or interpreted in connection with these Bylaws.




BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 18

         The undersigned Secretary of the Company hereby certifies that the foregoing Restated Bylaws have been duly adopted by the Board of Directors and the Stockholders of the Company; that all amendments heretofore adopted are incorporated herein; that the Bylaws have not subsequently been amended or rescinded; that said Bylaws are in full force and effect as of the date hereof.

Date: May 25, 1990

                                              /s/ ROBERT B. VLACH
                                              ----------------------------------
                                              Robert B. Vlach, Secretary




BYLAWS OF UNITED INSURANCE COMPANIES, INC.                               PAGE 19